Exhibit 10.1

Memorandum of Understanding

Kufu Company Holdings Inc. ("Kufu") and MEDIROM Healthcare Technologies Inc. ("Medirom") have hereby agreed as follows with respect to the Deemed Loan Agreement (the "Original Agreement") entered into between Kufu and Medirom dated January 30, 2026, and the Memorandum of Understanding ancillary thereto, dated the same day (the “Original Memorandum”) (this "Memorandum").

Article 1 (Repayment Due Date)

1.	Notwithstanding Article 3 of the Original Agreement, Medirom shall repay the principal and interest due under the Original Agreement by April 30, 2026. For the avoidance of doubt, Medirom shall promptly pay Kufu, after execution of this Memorandum, the interest accrued through March 31, 2026 under the Original Memorandum.

2.	If Medirom repays by April 30, 2026, Kufu shall be deemed to have consented, by execution of this Memorandum, to early repayment under Article 5 of the Original Agreement.

3.	If Medirom repays by April 30, 2026, interest under Article 2 of the Original Agreement shall accrue through April 30, 2026, and no interest shall accrue on or after such date.

Article 2 (Effect of the Original Agreement)

1.	The provisions of the Original Agreement shall not be affected in any way by the execution of this Memorandum and shall remain in full force and effect as before, and terms used in this Memorandum shall have the meanings given to them in the Original Agreement.

2.	Notwithstanding the preceding paragraph, in the event of any conflict between this Memorandum and the Original Agreement, the provisions of this Memorandum shall prevail.

IN WITNESS WHEREOF, the parties have executed this Memorandum in two (2) originals. If executed in originals, each party shall retain one (1) original. This Memorandum may also be executed electronically.

March 31, 2026

(Kufu)

1-4-28 Mita, Minato-ku, Tokyo Japan

Kufu Company Holdings Inc.

Yoshiteru Akita, CEO

/s/ Yoshiteru Akita

(Medirom)

2-3-1 Daiba, Minato-ku, Tokyo Japan

MEDIROM Healthcare Technologies Inc.

Kouji Eguchi, CEO

/s/ Kouji Eguchi